Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--210 (Arizona, California Intermediate, New York, Ohio, Texas and Virginia Trusts), Defined Asset Funds:

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 333-04063 of our opinion dated August 17, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
September 13, 2000